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                                                    OPTION NO.:   020D

                                                    DATE OF ISSUE: July 16, 1996




         OPTION TO PURCHASE TWENTY FIVE THOUSAND (25,000) COMMON SHARES

                                       OF

                         PROVIDENT AMERICAN CORPORATION

                         STOCK OPTION PLAN FOR DIRECTORS

            VOID AFTER 5:00 P.M. ON JULY 16, 2006, AS PROVIDED HEREIN



         Provident American Corporation ("PAMCO") intending to be legally bound, and pursuant to the Stock Option Plan for Directors, as amended, hereby grants to ALVIN H. CLEMENS ("Owner") a Stock Option ("Option") to purchase all or any part of an aggregate of TWENTY FIVE THOUSAND (25,000) common shares, $0.10 par value (the "Shares") of PAMCO on the terms and conditions hereinafter set forth.

         1. Purchase Price. The Shares may be purchased pursuant to this Option Agreement at a purchase price of $8.75 per Share, subject to adjustment as provided in Paragraph 5 hereof.

         2. Termination of Option. Unless sooner exercised or terminated, the Option herein granted shall expire at 5:00 p.m., ten (10) years from the date hereof; provided, however, that any unvested portion of the Option shall terminate upon the Owner's resignation as a Director of PAMCO prior to two (2) years from the date hereof.


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         3. Conditions and Method of Exercise.

                  a. Subject to the terms and conditions hereof, the Option shall vest and become exercisable as follows: (i) 8,333 Shares upon the issuance of the Option, (ii) an additional 8,333 Shares one (1) year from the date hereof, and (iii) the remaining balance of 8,334 Shares two (2) years from the date hereof. Notwithstanding the foregoing, the Option herein granted shall become immediately exercisable in the event that 25% or more of the issued and outstanding Shares of the capital stock of PAMCO are transferred in a single transaction or a series of transactions extending over a period of one (1) year to a person or entity or persons or entities affiliated therewith who are not presently shareholders of PAMCO.

                  b. An Option which is vested shall be exercisable by written notice to PAMCO. The notice of exercise shall specify the number of Shares to be purchased, acknowledge and agree that such Shares are being purchased for investment and not for distribution or resale, and shall be accompanied by payment in cash or by certified or bank cashier's check payable to the order of PAMCO for the aggregate Option price of the Shares purchased. The exercise (subject to the restrictions contained in Paragraph 7) shall be effective upon the actual receipt of such written notice and payment to PAMCO.

                  c. No rights or privileges of a shareholder of PAMCO in respect of any Shares issuable upon the exercise of any part of an Option shall inure to the Owner, or any other person entitled to exercise an Option as herein provided, unless and until certificates representing such Shares have been delivered, which certificate(s) may bear an appropriate legend indicating that the Shares represented thereby have been purchased for investment and not for distribution or resale.

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                  d. Upon the partial exercise of an Option, the Owner of the
Option, upon written notification and surrender of the Option to PAMCO, shall be entitled to be issued an Option to purchase such lesser number of Shares as the Owner shall request.

         4. Transferability. An Option shall be freely transferable by the Owner in respect of the Shares for which the Option shall be exercisable by presentation of the Option at the principal office of PAMCO, properly endorsed for transfer. In the event an Option is transferred, the Owner agrees by holding the Option that when endorsed in blank, the Option may be deemed negotiable and the Owner may be treated by PAMCO and all other persons dealing with the Option as the absolute owner thereof for any purpose, and as the party entitled to exercise the rights represented by the Option, or to the transfer thereof on the books of PAMCO, any notice to the contrary notwithstanding. The form of an Option is exchangeable upon its surrender by the Owner at the principal office of PAMCO for new Options of like tenor representing in the aggregate the right to purchase the number of Shares purchasable under the Option being exchanged, each such new Option to represent the right to purchase such number of Shares as shall be designated by the Owner at the time of surrender, but not to exceed in the aggregate the number of Shares subject hereto.

         5. Dilution. In the event that prior to the delivery by PAMCO of all of the Shares of common stock in respect of which the Option is granted, the outstanding Shares of common stock of PAMCO shall be changed in number or class or exchanged for a different number or kind of shares of stock or other securities of PAMCO, whether by reason of recapitalization, reclassification, reorganization, combination, stock split or reverse stock split, or payment of


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a stock dividend or other similar change in capitalization, effected without receipt of consideration by PAMCO, the remaining number of Shares of common stock still subject to the Option and the purchase price therefor shall be adjusted in a manner determined by PAMCO so that the adjusted number of Shares and the adjusted purchase price shall be substantially equivalent to the remaining number of Shares still subject to the Option and the purchase price thereof prior to such change.

         6. Registration. If the registration or qualification of the Shares subject to an Option under any federal or state law or the consent or approval of any governmental regulatory body or a national stock exchange is necessary as a condition of or in connection with the purchase or issuance of such Shares, PAMCO shall not be obligated to issue or deliver the certificates representing the Shares as to which the Option has been exercised unless and until such registration, qualification, consent or approval has been effected or obtained.

         7. Owner's Obligation. The Owner, by acceptance of this Option, expressly acknowledges and agrees that: (1) Owner will be solely responsible for all taxes levied by or under federal, state or municipal authority to which Owner may be or become subject arising out of or resulting from receipt of this Option, holding or exercise thereof or the holding, sale, transfer, or other disposition of shares acquired on such exercise; and (2) Owner will indemnify PAMCO and its affiliates, and hold such persons harmless, of, from and against any and all loss, damage, obligation or liability, and all costs and expenses (including attorneys' fees) incurred in connection therewith, which it may suffer or incur on account or by reason of any act or omission of the Owner, or


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Owner's heirs, executors, administrators, personal representatives, successors and assigns in breach or violation of the covenants and agreements of the Owner set forth herein.

         8. Notification. Any notice to be given to PAMCO shall be marked to the attention of the Secretary and addressed to PAMCO at its then principal office, and any notice to be given to the Owner shall be addressed to the address then appearing in the personal records of PAMCO for the Owner, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been properly given if and when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified mail, and deposited, postage prepaid, in a post office regularly maintained by the United States Government.

                                                  PROVIDENT AMERICAN CORPORATION



ATTEST: /s/ Michael F. Beausang, Jr.              By: /s/ Alvin H. Clemens
       -----------------------------                 ---------------------------
       Michael F. Beausang, Jr.                      Alvin H. Clemens
       Secretary                                     President


[SEAL]


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                               PURCHASE AGREEMENT



To:______________________________                   Date:_________________

               The undersigned, pursuant to the provisions of the foregoing Option, agrees to purchase __________________________ (_________) Shares of the
Common Stock of Provident American Corporation, $0.10 par value, and makes payment herewith in full therefore at the price per share provided by such Option.


                                       Signature:_____________________________

                                       Address: ______________________________

                                                ______________________________


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                                   ASSIGNMENT


               FOR VALUE RECEIVED, hereby sells, assigns, and transfers all of the rights of the undersigned under the Option attached hereto, with respect to the number of Shares of Provident American Corporation covered by such Option to:


NAME OF ASSIGNEE                             ADDRESS               NO. OF SHARES
----------------                             -------               -------------











Date:______________________________         Signature:_______________________



                                            Witness:_________________________




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